Exhibit 10.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the "Sublease") is made as of this 8th day of February, 2021, by and between PROFESSIONAL PAYROLL SOLUTIONS, LLC, a Pennsylvania limited liability company, having an address at 4 Loretta Lane, Plymouth Meeting PA 19462 ("Sublandlord"), and NABRIVA THERAPEUTICS US, Inc., a Delaware corporation having an address at 1000 Continental Drive, Suite 600, King of Prussia, PA 19406 ("Subtenant").

W I T N E S S E T H :

WHEREAS, 414 Commerce Realty LLC ("Prime Landlord") and Sublandlord are currently Landlord and Tenant, respectively, under that certain Lease Agreement dated as of March 25, 2009, as amended by that certain First Amendment to Lease Agreement dated January 8, 2011 and as further amended by that certain Second Amendment to Lease dated June 28, 2016 (as amended, the “Prime Lease”), pursuant to which Sublandlord is leasing certain office space (the "Premises") being Suite 120 in Prime Landlord’s building in Fort Washington Commerce Center located at 414 Commerce Drive, Fort Washington, PA 19034 (the “Building”), as more particularly described in the Prime Lease; and

WHEREAS, a redacted version of the Prime Lease is attached hereto as Exhibit A and made a part hereof; and

WHEREAS, Sublandlord desires to sublet to Subtenant all of the Premises consisting of approximately 8,097 rentable square feet of space on the first floor of the Building as shown in cross hatch on Exhibit B attached hereto and made a part hereof (the “Sublet Premises”) and Subtenant desires to sublet the Sublet Premises from Sublandlord upon the terms and conditions hereinafter set forth. All capitalized terms not herein defined shall have the meanings given to them in the Prime Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and intending to be legally bound hereby, it is mutually agreed as follows:

1. SUBLET PREMISES; USE. (a) Sublandlord hereby subleases the Sublet Premises to Subtenant and Subtenant hereby subleases the Sublet Premises from Sublandlord in “As-Is, Where Is” condition. Subtenant shall use the Sublet Premises solely for general office use. Subtenant shall not use the Sublet Premises for any purpose which will violate any term of the Prime Lease, this Sublease or any laws, rules, regulations relating to the Premises.

(b)       Subtenant agrees that Sublandlord has no construction, repair or replacement obligations hereunder and that Subtenant has accepted the Sublet Premises in “AS-IS” condition, without any representation, warranty or recourse, except as expressly provided herein. Subtenant taking possession of the Sublet Premises shall be a conclusive acknowledgement on Subtenant's part that the Sublet Premises are in good and tenantable condition and that Subtenant has accepted the Sublet Premises in "AS-IS" condition as of such date.

(c)       In the event Sublandlord fails to deliver to Subtenant possession of the Sublet Premises on or before the Commencement Date (as defined below), Sublandlord shall not be liable for any damages caused thereby, whether or not such failure is caused by the negligence of Sublandlord or otherwise; and this Sublease shall not be void or voidable if possession of the Sublet Premises is tendered to Subtenant within thirty (30) days after the Commencement Date. In such event, the Commencement Date shall be the date such possession is so tendered. Such period shall also be extended for such period of delay caused in whole or material part by Subtenant or any of its employees, invitees, contractors, subcontractors, licensees, subtenants or agents. In the event that such period elapses and Sublandlord shall not have tendered possession to Subtenant, this Sublease shall be voidable at Subtenant’s option upon written notice to Sublandlord, in which event Sublandlord shall return the Security Deposit, if any, and Subtenant shall have no further rights or remedies hereunder. Subtenant’s failure to take possession of the Sublet Premises for any reason when delivered by Sublandlord shall not delay the Commencement Date or the Subtenant's obligations to pay Rent (as hereinafter defined) or any sums hereunder or perform its obligations hereunder.

(d)       Sublandlord shall provide Subtenant full use of the existing furniture (excluding artwork) currently in place within the Sublet Premises identified on Exhibit C attached hereto (the “Existing Furniture”) in “AS-IS, WHERE IS” condition, without recourse, representation or warranty of any kind, including, without limitation, warranties of merchantability and fitness for a particular purpose. Sublandlord shall not be liable to Subtenant, and Subtenant, by its use of the Existing Furniture, hereby releases Sublandlord from and against any and all damages, costs, expenses, suits, or liabilities arising out of any injury or damage whatsoever resulting from the use or condition of the Existing Furniture. f. Subtenant shall have no right to remove or dispose of any Existing Furniture from the Sublet Premises during the Sublease Term without Sublandlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, unless and until Subtenant has exercised its option to purchase the Existing Furniture as provided in the following sentence. At the expiration or earlier termination of the Sublease Term, Subtenant shall have the option to purchase the Existing Furniture for the aggregate sum of $1.00 upon written notice to Sublandlord which sale shall be consummated by Sublandlord’s delivery of a Bill of Sale in the form attached hereto as Exhibit D.

2. TERM.

(a) Term. The term of this Sublease (the “Sublease Term”) shall commence on March 1, 2021 (the "Commencement Date") and terminate on the earlier to occur of (i) July 30, 2023, or (ii) early termination of the Prime Lease other than due to the act or omission of Sublandlord or the default by Sublandlord under the Prime Lease or (iii) early termination or cancellation of this Sublease pursuant to the terms hereof. Notwithstanding anything to the contrary in this Sublease, Sublandlord shall have no obligation to renew or extend the current term of the Prime Lease and the term of this Sublease shall be deemed to end no later than one day before end of current Term of the Prime Lease.

3. RENTAL. (a) During the Sublease Term, Subtenant covenants and agrees to pay to Sublandlord, without deduction or setoff of any kind, sublease rent (such sublease rent hereinafter called the “Sublease Rent”) in the monthly amount of $11,302.06 set forth below in advance on the first day of each month. The Sublease Rent shall be as follows:

Period	Per Square Foot	Annual Base Sublease Rent	Monthly Base Sublease Rent
March 1, 2021 – February 28, 2022*	$16.75	$135,624.75	$11,302.06
March 1, 2022 – February 28, 2023	$17.25	$139,673.25	$11,639.43
March 1, 2023 – July 30, 2023	$17.75	$143,721.75	$11,976.81

*The above rent schedule begins on the first day of the first full month of the Sublease Term Notwithstanding the foregoing, (a) provided that no Event of Default then exists or no circumstances or facts exist that but for the passage of time or giving of notice would constitute an Event of Default hereunder, then subject to the terms and conditions set forth below Sublandlord shall abate Sublease Rent in the amount of $11,302.06 applicable to the Sublet Premises for the first month of the Sublease Term beginning on the Commencement Date (the “Abatement Period”), and (b) if the Lease is terminated prior to the expiration of the Sublease Term as a result of an Event of Default by Subtenant, in addition to all other damages to which Sublandlord may be entitled under the Sublease and applicable law, Subtenant, immediately and without notice, shall pay Sublandlord the unamortized portion of the aforesaid Sublease Rent abated during the Abatement Period, such amount to be amortized on a straight-line basis over the Sublease Term, together with six percent (6%) interest thereon.

(b)       The Sublease Rent shall be inclusive of all Annual Operating Expenses and taxes (as such terms are described in the Prime Lease) payable by Sublandlord under the Prime Lease and allocated to the Sublet Premises; provided that Subtenant shall pay all charges for electricity and gas consumed in the Sublet Premises and in the Common Areas based upon Tenant’s Share (as defined in the Prime Lease) of 22.05%. applicable to the Sublet Premises (“Utility Charge”) as such electricity and gas costs are invoiced by Prime Landlord during the Sublease Term. The Utility Charge is currently estimated to be $2.44/ sf. Subtenant acknowledges and agrees that the Utility Charge set forth in the preceding sentence is an estimate only and shall be subject to adjustment from time to time based on actual charges allocable to the Sublet Premises under the Prime Lease.

(c)       Subtenant shall also pay to Sublandlord all other sums of money and charges that have been designated herein as additional rent and shall be considered Additional Sublease Rent payable within thirty (30) days of any bill or invoice therefor. For purposes hereof, the terms “Sublease Rent” and “Additional Sublease Rent” are sometimes hereinafter collectively referred to as “Rent”.

(d)       All checks shall be made to the order of Professional Payroll Solutions, LLC. All Rent payments shall be sent to Sublandlord at the following address or at such other place as Sublandlord may from time to time designate in writing to Subtenant:

Professional Payroll Solutions, LLC

4 Loretta Lane

Plymouth Meeting PA 19462

Attn: Chris Cumo

4. SECURITY DEPOSIT. (a) Upon execution of this Sublease, Subtenant shall either deposit with Sublandlord the sum of $11,302.06 ("Security Deposit") which Security Deposit shall be held by Sublandlord, without obligation for interest, as security for the obligations hereinafter set forth; it being expressly understood and agreed that such Security Deposit is not an advance rental deposit or a measure of Sublandlord Sublandlord’s damages in case of Subtenant’s default. The purposes of the Security Deposit are (a) to remedy any defaults by Subtenant in the payment of Rent, (b) to repair damages to the Sublet Premises or caused by Subtenant, its employees, invitees, contractors, subcontractors, licensees, Subtenants or agents, and (c) to otherwise secure the faithful performance by Subtenant of all of the provisions, covenants and conditions of this Sublease to be kept and performed by Subtenant, during the Sublease Term or any extension thereof.

(b)       If at any time during the term of this Sublease, (i) Subtenant should default in the payment of Rent or (ii) Subtenant should otherwise fail to keep and perform any of the provisions, covenants and conditions of this Sublease or Prime Lease to be kept and performed by Subtenant, Sublandlord, at its option, may, in addition to all other rights and remedies which it may have, utilize all or any part of the Security Deposit toward the payment of any cost, expense or damage incurred or sustained by Sublandlord directly arising out of such default by Subtenant or for payment of Sublease Rent (but Sublandlord shall not be required to do so). If Sublandlord elects to utilize the Security Deposit as aforesaid, Subtenant shall, within fifteen (15) days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount or have issued a letter of credit in form and substance satisfactory to the Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. The parties agree that the provisions of this Paragraph 4 shall not operate as a limitation upon the amount of damage to which Sublandlord is entitled by virtue of any default by Subtenant or failure by Subtenant to perform all of the provisions, covenants, conditions and agreements of this Sublease. Sublandlord shall not be required to pay Subtenant interest on the Security Deposit except as required by law. Sublandlord 's obligations with respect to the Security Deposit are those of a debtor and not trustee. Sublandlord shall have the right to commingle the Security Deposit with Sublandlord 's general and other funds, to the extent permitted by law. The Security Deposit or any balance thereof shall be returned to Subtenant within thirty (30) days of (i) the expiration of the Sublease Term, or (ii) the earlier termination of this Sublease and Subtenant's vacation of the Sublet Premises.

(c)       In case of an assignment of Sublandlord’s interest in the Sublet Premises, Sublandlord shall pay over any unapplied part of the Security Deposit to Sublandlord 's successor, and Sublandlord shall be relieved of all liability with respect thereto so long as Sublandlord provides Subtenant with written notification of such transfer with acknowledgement of recipient's acceptance of same. The provisions of the preceding sentence shall apply to every subsequent transfer of the Sublandlord’s interest under the Prime Lease.

5. REPRESENTATIONS. Sublandlord hereby warrants and represents that Sublandlord is not in default of the Prime Lease and to the best of the undersigned’s knowledge there are no facts or circumstances which, with the passage of time would constitute a default under the Prime Lease. Further, Sublandlord represents and warrants that the Prime Lease is presently in full force and effect and that, subject to obtaining the Prime Landlord’s written consent, Sublandlord has the power and authority to enter into this Sublease. Sublandlord makes no other representations or warranties and hereby disclaims same.

6. PRIME LEASE. (a) All the rights and obligations of Sublandlord contained in the Prime Lease as they relate to the Sublet Premises are hereby conferred and imposed upon Subtenant, except as expressly modified and amended by this Sublease. Subtenant hereby assumes all of the obligations of Sublandlord under the Prime Lease as they relate to the Sublet Premises (except for payment of the Rent under the Prime Lease) first arising on or after the Commencement Date as though it were the original lessee of the Sublet Premises and covenants and agrees fully and faithfully to perform the terms and conditions of the Prime Lease and the Sublease as they relate to the Sublet Premises on its part to be performed, including, but not limited to, all indemnity, maintenance, repair and compliance with law obligations. Subtenant shall not do or cause to be done or suffer or permit any act to be done which would or might cause the Prime Lease, or the rights of Sublandlord as tenant under the Prime Lease, to be endangered, canceled, terminated, forfeited or surrendered, or which would or might cause Sublandlord to be in default thereunder or liable for any damage, claim or penalty. For so long as this Sublease shall remain in full force and effect and Subtenant is not in default hereunder beyond the expiration of any applicable notice and cure periods, Sublandlord shall not cause any Event of Default or agree to terminate the Prime Lease prior to the expiration thereof. Subtenant agrees, as an express inducement for Sublandlord 's executing this Sublease, that if there is any conflict between the provisions of this Sublease and the provisions of the Prime Lease which would permit Subtenant to do or cause to be done or suffer or permit any act or thing to be done which is prohibited by the Prime Lease, then the provisions of the Prime Lease shall prevail. All indemnities, rights and remedies given to the Prime Landlord in the Prime Lease are hereby given to Sublandlord under this Sublease.

(b)       If any event occurs which would permit Sublandlord to terminate the Prime Lease, Subtenant shall notify Sublandlord of such occurrence and of its recommendations immediately with regard to such termination rights. Subtenant shall decide in its sole discretion whether or not Sublandlord may terminate the Prime Lease. If the Prime Lease is terminated, this Sublease shall terminate on the earlier of the date of termination of the Prime Lease.

(c)       Sublandlord shall have no duty to perform any obligations of or provide any services to be provided by the Prime Landlord and shall under no circumstances be responsible or liable to Subtenant for any default, failure or delay on the part of the Prime Landlord in the performance of any obligations under the Prime Lease, nor shall such default of the Prime Landlord affect this Subtenant's obligations hereunder; provided, that in the event of any such default or failure of performance by Prime Landlord, Sublandlord agrees, upon notice from Subtenant, to make commercially reasonable demand upon Prime Landlord to perform its obligations under the Prime Lease and to otherwise cooperate reasonably with Subtenant as Subtenant may reasonably request and at Subtenant’s sole cost and expense, in enforcing the remedies provided in the Prime Lease.

7. EVENTS OF DEFAULT. The occurrence of any one of the following events shall constitute an event of default (“Event of Default”) under this Sublease:

(a)       Subtenant fails to pay in full within five (5) days after when due and without demand, any and all installments of Sublease Rent or other sum of money due under this Sublease when due; provided, however, that Sublandlord shall provide Subtenant with one (1) notice of Subtenant’s failure to pay any such sum on a timely basis as due hereunder within a twelve (12) month period and Subtenant shall have a five (5) day cure period before the same shall constitute an Event of Default.

(b)       Subtenant assigns the Sublease or sublets all or a portion of the Sublet Premises, or attempts to do the aforementioned, in violation of this Sublease or the Prime Lease.

(c)       Subtenant fails to perform any of its other obligations under this Sublease or the Prime Lease and such failure continues for five (5) days after the receipt by Subtenant of notice of default with respect to such failure, or if such default is of a nature to require more than five (5) days for remedy, Subtenant shall be afforded additional time as is reasonably necessary not to exceed twenty (20) days in the aggregate provided Subtenant has commenced and diligently pursues such efforts to complete such cure. Notwithstanding anything to the contrary contained in the foregoing, if Subtenant fails to maintain the insurance required hereunder or the Prime Lease as it relates to the Sublet Premises, Sublandlord may, in addition to any other remedies herein contained, immediately upon such failure (but Sublandlord shall not be so obligated), at Subtenant's sole cost and expense, procure the insurance coverage required herein, and if Subtenant shall fail to reimburse Sublandlord for the costs and expenses it incurred in procuring such coverage, within ten (10) days of notice from Sublandlord an Event of Default shall have occurred hereunder.

(d)       An Event of Default under the Prime Lease which is caused by or results from the acts or omissions of Subtenant, or its agents, employees, contractors or invitees.

(e)       An assignment by Subtenant for the benefit of creditors or the appointment of a receiver for Subtenant by legal proceedings or otherwise.

(f)       The institution of bankruptcy proceedings by Subtenant, or institution of bankruptcy proceedings against Subtenant which are not withdrawn or dismissed within sixty (60) days after the institution of such proceedings.

8. REMEDIES.

Upon the occurrence of an Event of Default, Sublandlord shall have any or all of the following rights and remedies in addition to those rights and remedies available under the Prime Lease and at law or in equity:

(a)       Sublandlord may accelerate the Sublease Rent for the entire balance of the Sublease Term as if by the terms of this Sublease said balance of the Sublease were payable in advance on the date of such acceleration.

(b)       Sublandlord may cure any such default on behalf of Subtenant, in which event Subtenant shall pay, as Additional Rent, all costs and expenses reasonably incurred by Sublandlord in curing such default, including reasonable attorneys' fees, to Sublandlord within ten (10) days of demand therefor.

(c)       Sublandlord may terminate this Sublease immediately upon notice of such termination to Subtenant.

(d)       Sublandlord may re-enter the Sublet Premises in accordance with legal process, and relet the Sublet Premises, as agent of Subtenant, for any unexpired portion of the Sublease Term and receive the rent and other payments therefor. No such re-entry or taking possession of the Sublet Premises by Sublandlord shall be construed as an election on its part to terminate this Sublease unless written notice of such intention shall be given to Subtenant or unless the termination has been decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination, Sublandlord may at any time thereafter elect to terminate this Sublease for such previous breach.

(e)        Upon the occurrence of an Event of Default, Sublandlord shall have any or all of the rights and remedies available under the Prime Lease.

(i)       CONFESSION OF JUDGMENT. SUBSECTION 8(a)(i)(1) BELOW CONTAINS A WARRANT OF ATTORNEY AUTHORIZING ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR SUBLANDLORD (AS WELL AS SOMEONE ACTING FOR SUBLANDLORD) TO APPEAR FOR, AND CONFESS JUDGMENT(S) AGAINST, SUBTENANT, WITHOUT ANY PRIOR NOTICE OR AN OPPORTUNITY TO BE HEARD. SUBSECTION 8(a)(1) ALSO PERMITS SUBLANDLORD TO EXECUTE UPON THE CONFESSED JUDGMENT(S) WHICH COULD HAVE THE EFFECT OF DEPRIVING SUBTENANT OF ITS PROPERTY WITHOUT ANY PRIOR NOTICE OR AN OPPORTUNITY TO BE HEARD. SUBTENANT HEREBY ACKNOWLEDGES THAT IT HAS CONSULTED WITH AN ATTORNEY REGARDING THE IMPLICATIONS OF THESE PROVISIONS AND SUBTENANT UNDERSTANDS THAT IT IS BARGAINING AWAY SEVERAL IMPORTANT LEGAL RIGHTS. ACCORDINGLY, SUBTENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY RIGHTS THAT IT MAY HAVE UNDER THE CONSTITUTION AND/OR LAWS OF THE UNITED STATES OF AMERICA AND THE COMMONWEALTH OF PENNSYLVANIA TO PRIOR NOTICE AND/OR AN OPPORTUNITY FOR HEARING WITH RESPECT TO BOTH THE ENTRY OF SUCH CONFESSED JUDGMENT(S) AND ANY SUBSEQUENT ATTACHMENT, LEVY OR EXECUTION THEREON. SUBTENANT EXPRESSLY WARRANTS AND REPRESENTS THAT THE FOLLOWING WARRANT OF ATTORNEY TO CONFESS JUDGMENT HASBEEN AUTHORIZED EXPRESSLY BY ALL PROPER ACTION OF THE BOARD OF DIRECTORS OF SUBTENANT. NOTWITHSTANDING ANYTHING CONTAINED IN SUBSECTION 8(a)(i)(1), THE AUTHORITY GRANTED TO SUBLANDLORD THEREIN IS NOT AND SHALL NOT BE CONSTRUED TO CONSTITUTE A “POWER OF ATTORNEY” AND IS NOT GOVERNED BY THE PROVISIONS OF 20 Pa.C.S.A. §§5601-5611. FURTHERMORE, AN ATTORNEY OR OTHER PERSON ACTING UNDER THESE SUBSECTIONS SHALL NOT HAVE ANY FIDUCIARY OBLIGATION TO THE SUBTENANT AND, WITHOUT LIMITING THE FOREGOING, SHALL HAVE NO DUTY TO: (i) EXERCISE THESE POWERS FOR THE BENEFIT OF THE SUBTENANT, (ii) KEEP SEPARATE ASSETS OF SUBTENANT FROM THOSE OF SUCH ATTORNEY OR OTHER PERSON ACTING UNDER THESE SUBSECTIONS, (iii) EXERCISE REASONABLE CAUTION OR PRUDENCE ON BEHALF OF SUBTENANT, OR (iv) KEEP A FULL AND ACCURATE RECORD OF ALL ACTIONS, RECEIPTS AND DISBURSEMENTS ON BEHALF OF SUBTENANT.

(1)       CONFESSION OF JUDGMENT FOR POSSESSION. SUBTENANT COVENANTS AND AGREES THAT UPON THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS NOT CURED WITHIN AN ADDITIONAL THREE (3) BUSINESS DAYS FOLLOWING RECEIPT OF WRITTEN NOTICE FROM LANDLORD, OR IF THIS SUBLEASE IS TERMINATED OR THE SUBLEASE TERM OR ANY EXTENSIONS OR RENEWALS THEREOF ARE TERMINATED OR EXPIRE, THEN SUBLANDLORD MAY, WITHOUT LIMITATION, CAUSE JUDGMENTS IN EJECTMENT FOR POSSESSION OF THE PREMISES TO BE ENTERED AGAINST SUBTENANT AND, FOR THOSE PURPOSES, SUBTENANT HEREBY GRANTS THE FOLLOWING WARRANT OF ATTORNEY: (i) SUBTENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR SUBLANDLORD (AS WELL AS SOME ONE ACTING FOR SUBLANDLORD) IN ANY ACTIONS COMMENCED FOR RECOVERY OF POSSESSION OF THE PREMISES TO APPEAR FOR SUBTENANT AND CONFESS OR OTHERWISE ENTER JUDGMENT IN EJECTMENT FOR POSSESSION OF THE PREMISES AGAINST SUBTENANT AND ALL PERSONS CLAIMING DIRECTLY OR INDIRECTLY BY, THROUGH OR UNDER SUBTENANT, AND THEREUPON A WRIT OF POSSESSION MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE, WRIT OR PROCEEDING WHATSOEVER; AND (ii) IF, FOR ANY REASON AFTER THE FOREGOING ACTION OR ACTIONS SHALL HAVE BEEN COMMENCED, IT SHALL BE DETERMINED THAT POSSESSION OF THE PREMISES SHOULD REMAIN IN OR BE RESTORED TO SUBTENANT, SUBLANDLORD SHALL HAVE THE RIGHT TO COMMENCE ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES INCLUDING APPEARING FOR SUBTENANT AND CONFESSING OR OTHERWISE ENTERING JUDGMENT FOR POSSESSION OF THE PREMISES AS HEREINBEFORE SET FORTH.

(2)       IN VIEW OF THE COMMERCIAL NATURE OF THE RELATIONSHIP BETWEEN SUBLANDLORD AND SUBTENANT, AND THE FACT THAT SUBLANDLORD AND SUBTENANT MAY HAVE ADVERSE INTERESTS, SUBTENANT ACKNOWLEDGES THAT THERE IS NO EXPECTATION THAT SUBLANDLORD SHALL HAVE ANY DUTY UNDER ANY PROVISION OF CHAPTER 56 OF THE PENNSYLVANIA PROBATE, ESTATES AND FIDUCIARIES CODE (20 PA. C.S.A. § 5601, ET SEQ.) (INCLUDING, WITHOUT LIMITATION, 20 PA. C.S.A. § 5601.3(a)(1)) TO ACT IN THE BEST INTEREST OF THE SUBTENANT, AND SUBTENANT AGREES THAT SUBLANDLORD SHALL HAVE NO SUCH DUTY.  FURTHER, SUBTENANT HEREBY AGREES THAT ALL DUTIES OWED BY AN AGENT AS SPECIFIED UNDER 20 PA.C.S.A. § 5601.3(b) (AS THE TERM “AGENT” IS USED THEREIN) ARE KNOWINGLY AND IRREVOCABLY WAIVED WITH RESPECT TO SUBLANDLORD.

INITIALS:            GS

(ii) In any procedure or action to enter judgment by confession pursuant to Subsections 8(e)(1) or (2): (i) if Sublandlord shall first cause to be filed in such action an affidavit or averment of the facts constituting the Event of Default or occurrence of the condition precedent, or event, the happening of which default, occurrence or Event of Default authorizes and empowers Sublandlord to cause the entry of judgment(s) by confession, such affidavit or averment shall be conclusive evidence of such facts, Events of Default, occurrences, conditions precedent or events; and (ii) if a true copy of this Sublease (and of the truth of which such affidavit or averment shall be sufficient evidence) be filed in such procedure or action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom, or practice to the contrary notwithstanding.

(iii) Subtenant further authorizes the prothonotary, or any clerk of any court of record to issue a writ of execution or other process. If proceedings shall be commenced to recover possession of the Sublet Premises either at the end of the Sublease Term or sooner termination of this Sublease, or for non-payment of Sublease Rent or for any other reason, Subtenant specifically waives the right to the ten (10), fifteen (15) or thirty (30) days’ notice to quit required by 68 P.S. §250.501, as amended, and agrees that and agrees that notice under either Pa.R.C.P. 2973.2 or Pa.R.C.P. 2973.3, as amended from time to time, shall be sufficient in either or any (d)such case.

(f)        The right to enter judgment(s) against Subtenant by confession and to enforce all of the other provisions of this Sublease may at the option of any assignee of this Sublease, be exercised by any assignee of the Sublandlord’s right, title and interest in this Sublease in his, her or their own name, any statute, rule of court, custom, or practice to the contrary notwithstanding.

(g )      Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Sublease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Sublease constitute a forfeiture or waiver of any rent due to Sublandlord under this Sublease or of any damages accruing to Sublandlord by reason of the violation of any of the terms, provisions and covenants contained in this Sublease.

(h)      No act or thing done by Sublandlord or its agents during the Sublease Term shall be deemed a termination of this Sublease or an acceptance of the surrender of the Sublet Premises, and no agreement to terminate this Sublease or accept a surrender of said Premises shall be valid, unless in writing signed by Sublandlord. No waiver by Sublandlord of any violation or breach of any of the terms, provisions and covenants contained in this Sublease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Sublease. Sublandlord’s acceptance of the payment of rental or other payments after the occurrence of an event of default shall not be construed as a waiver of such default, unless Sublandlord so notifies Subtenant in writing. Forbearance by Sublandlord in enforcing one or more of the remedies provided in this Sublease upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Sublandlords right to enforce any such remedies with respect to such default or any subsequent default.

(i)       Whether or not Sublandlord elects to re-enter, as provided in paragraph 8(d) or to take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Sublandlord may (but shall not be obligated to) from time to time without terminating this Sublease, make such alterations and repairs as may be necessary in order to re-let the Sublet Premises and re-let said Sublet Premises or any part thereof upon such term or terms (which may be for a period extending beyond the term of this Sublease) and at such rentals and upon such other terms and conditions as Sublandlord in its sole but reasonable discretion may deem advisable. Upon each reletting, all rentals received by Sublandlord from such reletting shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Subtenant to Sublandlord; second, to the payment of any reasonable costs and expenses of such reletting, including brokerage fees and costs of alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Sublandlord and applied in payment of future Rent as same may become due and payable hereunder. If the rentals received from reletting during any month are less than rent and other sums to be paid during that month by Subtenant hereunder, Subtenant shall pay any such deficiency to Sublandlord.

(j)       intentionally omitted.

(m)       In the event of a default by Sublandlord under this Sublease and Sublandlord ’s failure to cure same with thirty (30) days of written notice thereof, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (and Sublandlord has not undertaken procedures to cure the default within such ten (10) day period and diligently pursued such efforts to complete such cure), including non-performance of any terms and covenants contained herein to be performed by Sublandlord, Subtenant's shall have all rights and remedies available to Subtenant arising at law or in equity including the right to terminate this Sublease. In no event shall be Sublandlord entitled to less time than Prime Landlord under the Prime Lease to cure any such default.

(n) In no event shall Sublandlord or Subtenant be liable for any indirect, special, incidental or consequential damages.

(o) Sublandlord shall use commercially reasonable efforts to mitigate its damages hereunder provided that Subtenant acknowledges and agrees that listing the Sublet Premises for relet with a commercial real estate broker upon such terms as Sublandlord shall determine in its sole discretion shall satisfy such obligation.

9. ACCESS TO SUBLET PREMISES. Sublandlord or Prime Landlord may enter the Sublet in accordance with the terms of the Prime Lease, including, without limitation, the provisions of Section 14 thereof.

10. WAIVERS BY SUBTENANT; HOLDOVER. (a) Except for any notice expressly provided for in this Sublease, Subtenant waives to Sublandlord the benefit of all laws now or hereafter in force, in this state or elsewhere requiring notice to vacate the Sublet Premises upon the expiration or earlier termination of this Sublease. Subtenant covenants and agrees to give up quiet and peaceful possession without further notice from Sublandlord or its agent upon the expiration or earlier termination of this Sublease.

(b)       If Subtenant shall not immediately surrender the Sublet Premises on the day after the termination or expiration of the Sublease Term, then Subtenant shall, by virtue of this Sublease, become a Subtenant at the sufferance of Sublandlord and shall be liable to Sublandlord for all sums payable by Sublandlord under the Prime Lease by reason of such holdover, including holdover rent as provided by the Prime Lease. Subtenant hereby indemnifies, defends and holds Sublandlord harmless from and against any and all claims, liabilities, losses, damages, costs and expenses whatsoever to the extent arising out of Subtenant’s holding over, including but not limited to any damages of Prime Landlord.

11. LATE PAYMENT. If Subtenant shall fail to pay when the same is due and payable, any Sublease Rent, interest shall be charged on all unpaid amounts at an annual rate equal to the lesser of (a) the maximum rate of interest for which Subtenant may lawfully contract in the Commonwealth of Pennsylvania, or (b) 12% per annum.

12. INDEMNITY. (a) In addition to, but not in limitation of, the indemnity contained in the Prime Lease, Subtenant hereby indemnifies and holds Sublandlord harmless from and against any and all claims, demands, liabilities and expenses, including attorneys' fees, arising from Sublease Party’s (as herein defined) use of the Sublet Premises or from any act permitted, or any omission to act, in the Sublet Premises, the Premises or Building, as applicable, by any Sublease Party or from any breach or default by Subtenant of this Sublease. In the event any action or proceeding shall be brought against Sublandlord by reason of any such claim, Subtenant shall defend the same at Subtenant's expense by counsel reasonably satisfactory to Sublandlord. “Sublease Party” shall mean Subtenant and its agents, employees, contractors, invitees, subtenants, and assignees.

(b) Sublandlord hereby indemnifies and holds Subtenant harmless from and against any and all claims, demands, liabilities and expenses, including attorneys' fees, arising from Sublandlord Party’s (as herein defined) use of the Premises prior to the Commencement Date or from any breach or default by Sublandlord of this Sublease or the Prime Lease. In the event any action or proceeding shall be brought against Subtenant by reason of any such claim, Sublandlord shall defend the same at Sublandlord's expense by counsel reasonably satisfactory to Subtenant. “Sublandlord Party” shall mean Sublandlord and its agents, employees, contractors, successors and assigns.

13. RESTORATION. Subtenant shall immediately prior to the expiration or sooner termination of this Sublease, surrender the Sublet Premises in the condition required to be delivered to the Prime Landlord under the Prime Lease and otherwise in broom clean and good condition, normal wear and tear excepted. Any alterations, additions or improvements of any kind to the Sublet Premises or any part thereof, except Subtenant’s trade fixtures and personal property, shall be surrendered with the Sublet Premises, as a part thereof, at the end of the Sublease Term; provided, however, that, if Prime Landlord requires that Sublandlord remove any alterations, improvements or additions made by Subtenant, Sublandlord may require Subtenant to remove such alterations or additions and to repair any damage to the Sublet Premises caused by such removal, all at Subtenant’s sole expense. In the event of termination of this Sublease in any manner whatsoever, Subtenant shall forthwith remove Subtenant's goods and effects and those of any other persons claiming under Subtenant or subtenancies assigned to it, and quit and deliver the Sublet Premises to the Sublandlord peaceably and quietly. Goods and effects not removed by Subtenant after termination of this Sublease (or within forty-eight (48) hours after a termination by reason of Subtenant's default) shall be considered abandoned. Sublandlord will provide Subtenant notice of right to reclaim abandoned property pursuant to applicable local law and may thereafter dispose of the same as it deems expedient, including storage in a public warehouse or elsewhere at the cost and for the account of Subtenant, but Subtenant shall promptly upon demand reimburse Sublandlord for any expenses reasonably incurred by Sublandlord in connection therewith, which obligation shall survive the termination or expiration of this Sublease.

14. NOTICES. All notices hereunder shall be in writing and will be effective upon receipt if delivered personally, or by nationally recognized overnight courier service to a party's address set forth below or to such other address as either may give to the other in writing for such purpose:

Sublandlord:	Professional Payroll Solutions, LLC
4 Loretta Lane
Plymouth Meeting PA 19462
Attn: Chris Cumo

Subtenant:	At the Premises
Attn: Robert Crotty, General Counsel

With a copy to:	Troutman Pepper Hamilton Sanders LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103
Attn: Matthew J. Swett, Esquire

15. SUBTENANT'S INSURANCE. (a) Subtenant shall comply with all of the insurance requirements and obligations of Sublandlord, as tenant under the Prime Lease, set forth in Section 8 (or any other section) of the Prime Lease with respect to the Sublet Premises. In addition, Subtenant shall, at its expense, take out and maintain, from the date upon which Subtenant first enters the Sublease Premises for any reason, and throughout the term and thereafter so long as Subtenant is in occupancy of any part of the Sublet Premises, the following insurance: (i) General Liability: $3,000,000 per occurrence and annual aggregate, covering bodily injury, property damage, blanket contractual liability, products and completed operations, and personal and advertising injury; (ii) Workers’ Compensation: Statutory – as required by laws of state in which the Premises is located; (iii) Employer’s Liability: $1,000,000 per each accident and disease; (iv) Automobile Liability: $1,000,000 combined single limit, covering bodily injury, property damage and/or death arising out of the ownership, maintenance or use of all owned, non-owned and hired vehicles including loading and unloading; (v) Umbrella/Excess Liability: $3,000,000 per occurrence and annual aggregate; and (vi) “All Risk” Property Insurance: 100% replacement cost for all personal property and improvements/betterments located at the Premises providing protection against “all risks”, and shall include the Sublandlord and the Prime Landlord as loss payee.

(b) All insurance companies must meet one of the following minimum ratings: Moody’s A3; S&P A-; Fitch A-; A.M. Best A-. The General and Automobile Liability limits can be met with any combination of primary or umbrella/excess insurance, shall include Sublandlord (including its successors, affiliates, subsidiaries and/or assigns) and Prime Landlord as additional insured, and contain a separation of insured (or “severability”) clause. All of Subtenant’s policies shall provide coverage on a per occurrence basis and on a primary and noncontributory basis.  The maximum allowable deductible or self-insured retention with respect to any of the insurance policies required to be maintained by Subtenant under this Lease shall be the lesser of that permitted under the Prime Lease or $25,000 for any single occurrence.  Subtenant shall deliver certificates of insurance evidencing such policies to Sublandlord simultaneously with the execution of this Lease.  In addition, Subtenant shall deliver to Sublandlord certificates of insurance evidencing renewals of such policies to Sublandlord no later than ten (10) days prior to the expiration of any such policy and upon written request from Sublandlord from time to time. Failure by Sublandlord to request a certificate of insurance does not relieve Subtenant of its obligations to maintain such insurance as required by this Lease.   All policies of Subtenant shall contain a waiver of subrogation in favor of Sublandlord, where permitted by law.   The payment of premium for all insurance policies shall be the sole responsibility of the First Named Insured.  All insurance policies shall provide that no change or cancellation of such policies shall be made without thirty (30) days’ prior written notice to Sublandlord, if commercially available.

(c) If Subtenant fails to adhere to the requirements of this Section 15 Sublandlord, in addition to any other remedies it may have, may obtain such insurance and charge the cost thereof to Subtenant, which amount shall be payable by Subtenant upon demand as Additional Rent.

(d) Sublandlord does not in any way represent that the types or the limits of insurance specified in this Section 15 are sufficient or adequate to protect Subtenant’s interests. Subtenant shall be solely responsible for assuring that its agents, employees, designees, subsidiaries, contractors and subcontractors are adequately insured to protect the interests of Subtenant and/or any such third parties.  The limits listed above represent the minimum requirements and are not intended in any way to limit the liability of Subtenant hereunder.

(e) Sublandlord and Subtenant (each, respectively, a “Waiving Party”) each hereby waive any and all rights of recovery against the other party (the “Other Party”) and its officers, employees, agents and representatives for loss of or damage to property or the property of others under its control arising from any cause insured or required to be insured against by the Waiving Party under this Sublease or the Prime Lease, irrespective of whether such loss or damage is caused by the negligence of the Other Party or any of its employees, agents, invitees, contractors, subcontractors, licensees, successors, assignees or sub-Subtenants. Upon receiving a written request from the Other Party, the Waiving Party shall obtain and furnish to the Other Party evidence of any such permitted waiver by the Waiving Party’s insurance carriers of any such right of subrogation against the Other Party.

16. ALTERATIONS. Subtenant shall not make any building or leasehold alterations or additions, including remodeling or signage, without first obtaining Prime Landlord's and Sublandlord 's consent. If any such alterations or additions are made, Subtenant agrees not to permit any mechanics' liens to be placed on the Sublet Premises or the Building or any portion thereof and to cause any contract for work to be done at the Sublet Premises to contain a waiver of the contractor's right to file a mechanics' lien. Any alterations of any kind to the Sublet Premises or any part thereof, except Subtenant’s trade fixtures which can be removed without damage or defacement to the Sublet Premises or any other portion of the Building, shall be surrendered with the Sublet Premises, as a part thereof, at the end of the Sublease Term; provided, however, that Sublandlord or Prime Landlord may require Subtenant to remove any alterations or fixtures made by Subtenant, and to repair any damage to the Sublet Premises caused by such removal, all at Subtenant's sole expense. Any alterations installed by Subtenant shall be deemed a part of the Sublet Premises and shall be maintained and repaired by Subtenant in the same manner as that required for all other portions of the Sublet Premises. The construction of all permitted alterations and additions shall be performed in accordance with all applicable laws and the terms of the Prime Lease.

17. ASSIGNMENT. (a) Without the written consent of Sublandlord and Prime Landlord Subtenant shall not by operation of law or otherwise, assign or mortgage this Sublease, or sublet or license the whole or any part of the Sublet Premises or permit the Sublet Premises or any part thereof to be used or occupied by others.

(b) Any consent by Sublandlord and Prime Landlord to any act of assignment or subletting shall be held to apply only to the specific assignment or subletting thereby authorized. Such consent shall not be construed as a waiver of the duty of Subtenant, or the legal representatives or assigns of Subtenant, to obtain from Sublandlord and/or Prime Landlord consent to any other or subsequent assignment or subletting, or as modifying or limiting the rights of Sublandlord under the foregoing covenant by Subtenant not to assign or sublet without consent.

(c) If this Sublease is assigned or transferred, or, if the Sublet Premises or any part thereof be underlet or occupied by any person other than Subtenant, or if an Event of Default has occurred hereunder, Sublandlord may, collect rent from the successor occupant and apply the net amount collected by it to the rent herein reserved. No such collection shall be deemed a waiver of the prohibition against assignment, sublets and other transfers, or the acceptance of the successor occupant as tenant, or a release of Subtenant from the further performance of the covenants herein contained on the part of Subtenant.

(d) Any permitted assignment or subletting shall be only for the uses herein permitted and otherwise upon and subject to all the terms, provisions, covenants and conditions contained in this Sublease and Subtenant shall continue to be and remain liable hereunder.

(e) Notwithstanding the foregoing, but subject in all events to Prime Landlord’s consent, Subtenant shall have the right without the prior consent of Sublandlord, to assign Subtenant’s interest in this Sublease, or sublet the Sublet Premises ( each a "Permitted Transfer") to any Affiliate (as defined below), or an entity into which Subtenant merges or that acquires substantially all of the assets or stock of Subtenant (“Surviving Entity”) (the Surviving Entity or Affiliate are also referred to as a “Permitted Transferee”); provided: (i) Subtenant delivers to Sublandlord the Transfer Information (as defined below); (ii) if the Sublease will be assigned to a Surviving Entity, the Surviving Entity shall have a tangible net worth at least equal to the net worth of Subtenant on the date of this Sublease; and (iii) the originally named Subtenant shall not be released or discharged from any liability under this Lease by reason of such Permitted Transfer. For purposes hereof, an “Affiliate” means any entity 50% or more of whose equity interest is owned by the same persons or entities owning 50% or more of Subtenant’s equity interests, a subsidiary, or a parent entity. The “Transfer Information” means the following information: (i) a copy of the fully executed assignment and assumption agreement, or sublease agreement, as applicable, in form and substance acceptable to Sublandlord and Prime Landlord, such agreement to be delivered to Sublandlord not less than thirty (30) days prior to the date on which the transaction giving rise to such Permitted Transfer is scheduled to close, and which agreement shall specifically state that the effectiveness of such agreement shall be conditioned upon the receipt of Prime Landlord’s consent; (ii) a copy of the then-current financials of the Permitted Transferee (either audited or certified by the chief financial officer of the Transferee) (except no financials shall be required for a Transfer to an Affiliate); (iii) a copy of the formation certificate and good standing certificate of the Transferee; and (iv) such other reasonably requested information by Sublandlord needed to confirm or determine Subtenant’s compliance with the terms and conditions of this Section. Subtenant shall be liable for all costs incurred by Sublandlord in connection with such Permitted Transfer, including any costs charged by Prime Landlord under the Prime Lease, such amounts to be paid within ten (10) days of written demand by Sublandlord.

18. CASUALTY; CONDEMNATION. (a) In the event of a fire, casualty or taking that affects the Sublet Premises but does not result in termination of the Prime Lease, the Rent hereunder shall be abated to the extent (if any) that the rent payable by Sublandlord, as tenant under the Prime Lease with respect to the Sublet Premises, shall be abated. The provisions of this Section 18 shall be considered an express agreement governing any cause of damage or destruction to the Sublet Premises by fire or other casualty, and no local or state statute, law, rule or regulation, now or hereafter in effect, providing for such a contingency shall have any application in such case, to the extent permitted by law.

(b) Irrespective of the form in which recovery may be had by law, as between Sublandlord and Subtenant, all rights to damages or compensation for any taking affecting the Sublet Premises shall belong to Sublandlord in all cases. Subtenant hereby grants to Sublandlord all of Subtenant’s rights to such damages and covenants to deliver such further assignments thereof as Sublandlord may from time-to-time request. Nothing contained herein shall be construed to prevent Subtenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Sublandlord from the taking authority.

(c) Subtenant agrees that Sublandlord may elect to terminate the Prime Lease if it shall be entitled to do so due to a fire or other casualty or a taking by eminent domain or condemnation. If the Prime Lease shall be terminated due to a casualty or condemnation prior to the scheduled Expiration Date, this Sublease shall terminate as of the date of the termination of the Prime Lease and Sublandlord shall have no liability to Subtenant due or arising directly or indirectly out of such early termination due to a casualty or condemnation.

19. HAZARDOUS SUBSTANCES. (a) In addition to the restrictions on use set forth herein and the Prime Lease, Subtenant covenants and agrees that Subtenant shall not, and shall cause all of its employees, invitees, contractors, subcontractors, licensees, subtenants or agents, not to, store, use, dispose of or release (either with or without negligence) any Hazardous Substances on or about the Sublet Premises or any other portion of the Premises. Without limitation, "Hazardous Substances" shall include asbestos, petroleum based products, explosives and those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Resources Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq., and all regulations promulgated in connection therewith or any other federal, state or local laws, ordinances or regulations and the regulations relating to environmental regulations or hazardous activities (collectively, "Environmental Laws").

(b) Subtenant shall indemnify and hold harmless Sublandlord from and against any and all claims, costs, damages, liabilities and expenses, including without limitation reasonable attorneys' fees and costs, to the extent incurred as a result of the presence of any Hazardous Substances discovered in the Sublet Premises or on the Sublet Premises in violation of the Prime Lease and/or Environmental Laws to the extent that the same is due in whole or in part to Subtenant, its employees, invitees, contractors, subcontractors, licensees, subtenants or agents.

20. SUBLANDLORD’S LIMITED LIABILITY. (a) Notwithstanding any provision of this Sublease to the contrary, in the event of the sale or other transfer of Sublandlord 's interest in the Sublet Premises (other than this Sublease), Sublandlord shall thereupon and without further act by either party hereto be released and discharged of all covenants, agreements and obligations of Sublandlord hereunder thereafter accruing.

(b) Sublandlord shall not be liable for any injury or damage to any person or to any property at any time on the Sublet Premises from any cause whatsoever that may at any time exist from the use or condition of said Sublet Premises or building or from ice thereon, or from failure of water supply or electric current or from steam, electricity, water, gas, rain, ice or snow which leak or flow from or into any part of the Sublet Premises, or from breakage, leakage, obstruction or from difficulties to the pipes, lines, appliances, plumbing or lighting fixtures, awnings or signs in or upon the Sublet Premises, or from any other cause, during the term of this Sublease or any renewal or extension hereof.

21. BROKER. Subtenant covenants, warrants and represents that there was no broker involved in consummating this Sublease except CBRE representing Subtenant and Newmark representing Sublandlord, and that no conversations or prior negotiations were had with any other broker concerning the renting of the Sublet Premises. Subtenant agrees to defend, indemnify and hold Sublandlord harmless against any claims for brokerage commission arising out of any conversations or negotiations had by Subtenant with any broker.

22. COMPLIANCE WITH LAWS. Subtenant agrees that it will, at its sole cost and expense, comply with all laws, ordinances, codes, orders, rules and/or regulations, requirements of any governmental body, agency, department, board or similar organization which has jurisdiction over the Sublet Premises, arising out of or affecting the Subtenant's particular use and occupancy of the Sublet Premises or the business conducted therein, including without limitation, the Americans with Disabilities Act of 1991, as the same may be amended from time to time.

23. EFFECT. This Sublease shall be binding upon the parties hereto, their heirs, successors and permitted assigns, and may not be altered, amended, terminated or modified except by written instrument executed by each of the parties hereto.

24. RELATIONSHIP. It is understood, covenanted and agreed between the parties hereto that nothing in this Sublease Agreement shall constitute Sublandlord an employer, employee, principal, agent or partner of Subtenant and the relationship hereby created between the parties hereto shall be strictly and solely that of Sublandlord and Subtenant.

25. WAIVERS. No waiver of any covenant or condition by Sublandlord shall be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Sublandlord to or of any act by Subtenant requiring Sublandlord 's consent or approval shall not be construed to waive or render unnecessary Sublandlord 's consent or approval to or of any subsequent similar act by Subtenant.

26. FORUM. This Sublease shall be governed by the laws of the Commonwealth of Pennsylvania.

27. AUTHORITY. Subtenant hereby represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into the Agreement and complete the transaction contemplated hereby and the members executing this Sublease on behalf of Subtenant have the power and authority to bind Subtenant.

28. COUNTERPARTS; EXECUTION. This Sublease may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.  Execution and delivery of a counterpart of this Sublease (i) by portable document format (“PDF”) copy bearing the PDF signature of a duly authorized officer of any party hereto, whether delivered by facsimile, e-mail or physical delivery service (“PDF Signature”), or (ii) by electronic signature of a duly authorized officer of any party hereto, including, without limitation, “click through” acceptance, pursuant to electronic signature procedures Subtenant or Sublandlord may establish from time to time (“Electronic Signature”), shall be equally as effective as delivery of a manually executed counterpart of this Sublease and shall constitute a valid and binding execution and delivery of this Lease by such party.

29. NO OPTION; PRIME LANDLORD’S CONSENT. The submission of this Sublease for examination does not constitute a reservation of or option for the Sublet Premises. This Sublease shall become effective only upon execution and delivery of this Sublease by both parties and upon Prime Landlord's written consent to the terms of this Sublease which consent shall be substantially in the form attached hereto as Exhibit E. If the Prime Landlord’s consent is not obtained within forty-five (45) days of the date of this Sublease then Sublandlord or Subtenant shall have the right to terminate this Sublease upon ten (10) days written notice to the other.

30. FORCE MAJEURE. Neither Subtenant nor Sublandlord shall be deemed in default under this Sublease (excluding, however, monetary defaults) to the extent that any such failure stems from a cause beyond the reasonable control of the respective party, including, without limitation, any act of God, pandemic, war, insurrection, applicable governmental or judicial law or regulation, zoning ordinance, labor strike, order or decree.

31. WAIVER OF TRIAL BY JURY. IT IS MUTUALLY AGREED BY AND BETWEEN SUBLANDLORD AND SUBTENANT THAT THE RESPECTIVE PARTIES HERETO SHALL AND DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE AGREEMENT, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, AND SUBTENANT'S USE OR OCCUPANCY OF SAID SUBLET PREMISES.

32. NO RECORDATION. Neither party shall record this Sublease. Either party may, at the requesting party’s sole cost and expense, request the other party to execute and record a short form memorandum of this Sublease.

33. SIGNAGE. Subtenant shall have the right to be listed in the directory for the Building and to have a sign indicating Subtenant's name placed on the door to the Subleased Premises, subject to the terms of the Prime Lease and the review and approval of the Prime Landlord.

34. FINANCIALS. Unless Subtenant’s financials are publicly available online at no cost to Sublandlord, within 10 Business days after written request by Sublandlord (but not more than once during any 12-month period unless an Event of Default has occurred under this Sublease), Subtenant shall furnish to Sublandlord, reasonably requested financial information of Subtenant as such information is then available. Subtenant shall have no obligation to provide any financial or other information to Sublandlord in violation of applicable Laws or the regulations of the U.S. Securities and Exchange Commission. In connection therewith and upon Subtenant’s request, Sublandlord and Subtenant shall execute a mutually acceptable confidentiality agreement.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals the day and year first above written.

Sublandlord:

PROFESSIONAL PAYROLL SOLUTIONS, LLC

By:	/s/ Chris Cumo
Name:	Chris Cumo
Title:	CEO / Member

Subtenant:

NABRIVA THERAPEUTICS US, INC.

By:	/s/ Gary L. Sender
Name: Gary L. Sender
Title: Chief Financial Officer

STATE OF PENNSYLVANIA	)
SS.:
COUNTY OF MONTGOMERY	)

On the 8th day of February, 2021, before me, the undersigned, personally appeared Gary L. Sender, who acknowledged himself/herself to be the Chief Financial Officer of Nabriva Therapeutics US Inc., the corporation named in the foregoing instrument and being personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as Chief Financial Officer of the corporation.

Notary Public

/s/ Donna Burns

My Commission Expires: April 17, 2023

EXHIBIT A

REDACTED VERSION OF PRIME LEASE

EXHIBIT B

SUBLET PREMISES

EXHIBIT C

All furniture located within the Sublet Premises as of the Effective Date

EXHIBIT D

[FORM OF BILL OF SALE]

IN CONSIDERATION OF THE SUM OF $1.00, PROFESSIONAL PAYROLL SOLUTIONS, LLC (“Seller”), hereby sells, bargains, conveys, releases and transfers to ______________ (“Purchaser”), without recourse, representation or warranty of any kind, all of Seller’s right, title and interest to the furniture identified on Schedule 1 attached hereto and made a part hereof (the “Existing Furniture”).

TO HAVE AND TO HOLD for Purchaser’s own use and benefit forever.

The Existing Furniture is being sold and transferred free and clear of all liens and encumbrances but otherwise in its “AS-IS” condition without representation or warranty of any kind.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Bill of Sale as of the ____day of ________, 202___.

Schedule 1 to Bill of Sale

All furniture located within the Sublet Premises as of the Effective Date of the Sublease between Seller, as “Sublandlord”, and Purchaser, as “Subtenant”, dated February ___, 2021.

EXHIBIT E

FORM OF CONSENT TO SUBLEASE

414 COMMERCE REALTY LLC, a Delaware limited liability company ("Landlord"), as landlord under that certain Lease Agreement dated March 25, 2009 (as amended from time to time, the “Lease”), covering premises containing approximately 8,097 rentable square feet of space (the "Premises") known as Suite _____, located in Landlord's building (the "Building") at Fort Washington Commerce Center located at 414 Commerce Drive, Suite 120, Fort Washington, PA 19034 (the “Building”), by and between Landlord and PROFESSIONAL PAYROLL SOLUTIONS, LLC, a Pennsylvania limited liability company ("Tenant"), as tenant, subject to and specifically conditioned upon the following terms and conditions, hereby grants its consent to the subletting (the "Sublease") of the Premises (the "Subleased Premises"), by Tenant, as sublessor, to NABRIVA THERAPEUTICS, a _________________________ ("Sublessee"), as sublessee, in consideration of Tenant's and Sublessee's acknowledgment and acceptance of the following terms and conditions:

1.                 No Release. This Consent shall in no way release Tenant or any person or entity claiming by, through or under Tenant, including Sublessee, from any of its covenants, agreements, liabilities and duties under the Lease (including, without limitation, all duties to cause and keep Landlord and others named or referred to in the Lease fully insured and indemnified with respect to any acts or omissions of Sublessee or its Agents or other matters arising by reason of the Sublease or Sublessee's use or occupancy of the Subleased Premises), as the same may be amended from time to time, without respect to any provision to the contrary in the Sublease.

2.                  Tenant's Continuing Liability. Tenant shall be liable to Landlord for any default under the Lease, whether such default is caused by Tenant or Sublessee or anyone claiming by or through either Tenant or Sublessee, but the foregoing shall not be deemed to restrict or diminish any right which Landlord may have against Sublessee pursuant to the Lease, in law or in equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Sublessee.

3.                  Specific Provisions of Lease and Sublease. This Consent consenting to a sublease to Sublessee does not constitute approval by Landlord of any of the provisions of the Sublease or any related instrument; nor shall the Sublease or any related instrument be construed to amend the Lease in any respect, any purported modifications being solely for the purpose of setting forth the rights and obligations as between Tenant and Sublessee, but not binding Landlord except with respect to Paragraphs 33 and 34 of the Sublease relating to Sublessee’s signage and financials.

(a)                Sublessee shall comply with all provisions of the Lease relating to use and occupancy of the Property, including without limitation the Subleased Premises, and Sublessee agrees to indemnify Landlord pursuant to the same indemnification of Landlord by Tenant as set forth in Section 8 of the Lease with respect to Subtenant’s acts or omissions during the term of the Sublease.

(b)               In the event of any default under the Lease which is not cured within any applicable grace period arising on and after the date hereof, Landlord shall have the right of direct action against Sublessee to obtain possession of the Subleased Premises pursuant to the same remedies as are available to Landlord against Tenant.

(c)               Tenant and Sublessee agree that the Sublease or any other instrument shall not provide for rental or other payment based, in whole or in part, on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported sublease or other instrument shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

4.                 Limited Consent. This Consent shall be deemed limited solely to the Sublease, and Landlord reserves the right to consent or to withhold consent and all other rights under the Lease with respect to any other matters including, without limitation, any proposed alterations and any further or additional subleases, assignments or transfers of the Lease or any interest therein or thereto including, without limitation, a sub-sublease or any assignment of the Sublease.

5.                  Subordination. The Sublease is, in all respects, subject and subordinate to the Lease, as the same may be amended. Furthermore, in the case of any conflict between the provisions of this Consent or the Lease and the provisions of the Sublease, the provisions of this Consent or the Lease, as the case may be, shall prevail unaffected by the Sublease.

6.                  Termination of Lease. If, at any time prior to the expiration of the term of the Sublease, the Lease shall expire or be terminated for any reason (or Tenant's right to possession shall terminate without termination of the Lease), the Sublease shall terminate simultaneously. However, Sublessee agrees to attorn to Landlord and Landlord agrees to accept Sublessee as tenant for the Premises for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions of the Lease, except that the rent sums set forth in the Sublease shall be substituted for the Minimum Annual Rent and Annual Operating Expenses set forth in the Lease. The foregoing provisions of this paragraph shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease and shall be self-operative and no further instrument shall be required to give effect to such provisions. Upon the request of Landlord, however, Sublessee agrees to execute, from time to time, documents in confirmation of the foregoing provisions of this paragraph satisfactory to Landlord in which Sublessee shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy. Nothing contained in this paragraph shall be construed to impair or modify any right otherwise exercisable by Landlord, whether under the Lease, any other agreement or in law.

7.                  Services. Tenant agrees that Landlord may furnish to the Subleased Premises services requested by Sublessee other than or in addition to those to be provided under the Lease, and bill the Sublessee directly for such services for the convenience of and without notice to Tenant. Sublessee agrees to pay Landlord all amounts which may become due for such services within 30 days after Sublessee is billed, unless otherwise notified by Landlord, and interest shall accrue on all sums due but unpaid. If Sublessee shall fail to do so, however, Tenant agrees to pay such amounts to Landlord upon demand as additional rent under the Lease, and the failure to pay the same upon demand shall be a default under the Lease.

8.                 No Waiver; No Privity. Nothing herein contained shall be deemed a waiver of any of Landlord's rights under the Lease. In no event, however, shall Landlord be deemed to be in privity of contract with Sublessee or owe any obligation or duty to Sublessee under the Lease or otherwise, any duties of Landlord under the Lease being in favor of, for the benefit of and enforceable solely by Tenant.

9.                 Notices. Sublessee agrees promptly to deliver a copy to Landlord of all notices of default and all other notices sent to Tenant under the Sublease, and Tenant agrees promptly to deliver a copy to Landlord of all such notices sent to Sublessee under the Sublease. Landlord agrees to deliver to Sublessee a copy of all notices Landlord sends to Tenant pursuant to the notice provision of the Sublease. All copies of any such notices shall be delivered to Landlord in accordance with the notice provisions set forth in Section 26 of the Lease.

10.             Parties Bound; Payment of Expenses. By executing this Consent, Tenant and Sublessee acknowledge and agree (a) to be bound by all of the terms and conditions of Landlord's consent to the Sublease as set forth herein and (b) that Landlord shall not be bound by this Consent unless Landlord receives a fully executed original copy of this Consent and timely payment for its expenses in connection with this Consent in accordance with Section 18 of the Lease, which shall be paid by Tenant.

11.             Defined Terms; Severability. All terms defined in the Lease shall have the same meaning in this Consent unless otherwise expressly set forth herein. If any provisions of this Consent shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Consent, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein.

12.             Counterparts. This Consent may be executed in counterparts, each of which shall be deemed to constitute an original, but which, taken together, shall constitute one entire agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, and intending to be legally bound and to bind their respective successors and assigns, Landlord, Tenant and Sublessee have executed this Consent to Sublease as of the ____day of ______________ 2021.

LANDLORD:

414 COMMERCE REALTY LLC

By:
Name:
Title:

TENANT:

PROFESSIONAL PAYROLL SOLUTIONS, LLC

By::
Name:
Title:

SUBLESSEE:

NABRIVA THERAPEUTICS US, INC.

By
Name:
Title:

28